Exhibit 4.7
NATIONAL ELECTRICITY AGENCY — ANEEL
SECOND SUPPLEMENTARY CLAUSE
ELECTRICITY DISTRIBUTION CONCESSION CONTRACT
NO. 187/98 — ANEEL
ELEKTRO – ELETRICIDADE E SERVIÇOS S.A.

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ANEEL
National Electricity Agency
NATIONAL ELECTRICITY AGENCY- ANEEL
CASE NOS. 48500.004591/04-69 and 48500.003826/04-03
     SECOND SUPPLEMENTARY CLAUSE TO THE
     ELECTRICITY DISTRIBUTION CONTRACT, ENTERED
     INTO BETWEEN THE FEDERAL GOVERNMENT AND
     ELEKTRO – ELETRICIDADE E SERVIÇOS S.A.
The FEDERAL GOVERNMENT, hereafter called the Granting Authority, using the powers conferred on it by Art. 21, item XII, paragraph “b” of the Federal Constitution, through the intermediary of the NATIONAL ELECTRICITY AGENCY — ANEEL, in accordance with the terms of item IV of Art. 3 of Law No. 9427 of 26 December 1996, being an autonomous parastatal body governed by a special regime, with registered office at SGAN, Block 603, Module “I”, Brasilia, Federal District, registered in the Corporate Tax Register of the Ministry of Finance (CNPJ/MF) under number 02.270.669/0001-29, represented by its General Director, JERSON KELMAN, holder of identity card (RG) No. 2.676.547 – SSP/DF and Personal Tax (CPF) No. 155.082.937-87, under the terms of item V of Art. 10, Annex I –Regulatory Structure, approved by Decree No. 2335 of 6 October 1997, supported by Decree No. 4932 of 23 December 2003, with the wording given by Decree No. 4970 of 30 January 2004, hereafter called ANEEL, ELEKTRO – ELETRICIDADE E SERVIÇOS S.A., with registered office in the city of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Jardim Nova América, registered in the CNPJ/MF under number 02.328.280/0001-97, hereafter CONCESSIONAIRE, represented pursuant to its Articles of Association by its Director and Chairman, ORLANDO RUFO GONZALEZ, holder of foreigners’ identity card (RNE) No. W160522-4 and Personal Tax (CPF/MF) No. 024.670.408-01 and by its Director of Regulatory and Institutional Affairs, LUIZ SéRGIO ASSAD, holder of identity card (RG) No. 5.543.901-9 – SSP/SP and Personal Tax (CPF/MF) No. 441.655.878-34, with the intervention of EPC – Empresa Paranaense Comercializadora Ltda., with registered office in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 11541, 6th floor/part thereof, registered in the CNPJ/MF under number 02.538.000/0001-75, represented herein in pursuant to its Articles of Association by its Director, JOãO CARLOS RIBEIRO DE ALBUQUERQUE, holder of identity card (RG) No. 2.984.078 – IFP/RJ and Personal Tax (CPF) No. 037.352.304-15, called CONTROLLING SHAREHOLDER, by this instrument and pursuant to the law, hereby resolve to sign the SECOND SUPPLEMENTARY CLAUSE TO THE CONTRACT OF CONCESSION FOR THE PUBLIC SERVICE OF ELECTRICITY DISTRIBUTION No. 187/1998-ANEEL, signed on 27 August 1998, pursuant to the following clauses and conditions, whereas:
FIRST CLAUSE –OBJECT
This Supplementary Clause has as its object compliance with the effective conditions appearing in §§ 2 of Arts. 36 and 43 of Decree No. 5163 of 30 July 2004, and in the form of the amendments to the wording of the Concession Contract No. 187/1998-ANEEL of 27 August 1998, established in the Second Clause of this Supplementary Clause.

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.

SECOND SUPPLEMENTARY CLAUSE TO THE ELECTRICITY DISTRIBUTION CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.
++LOGO++
ANEEL
National Electricity Agency
SECOND CLAUSE — APPLICABLE TARIFFS FOR SERVICE PROVISION
The Eighth Clause — Applicable Tariffs for Service Provision, of the Electricity Distribution Concession Contract No. 187/1998-ANEEL of 27 August 1998, shall take effect with the following wording:
“EIGHTH CLAUSE — APPLICABLE TARIFFS FOR SERVICE PROVISION”
For the provision of the public electricity distribution service granted to it by this Contract, the CONCESSIONAIRE shall charge the tariffs authorized by ANEEL.
First Subclause — The CONCESSIONAIRE shall be authorized to charge tariffs below those authorized by ANEEL, provided that the reduction does not entail subsequent compensatory claims for the recovery of economic-financial equilibrium and without prejudice to the conditions appearing in the Sixth Subclause of the Third Clause.
Second Subclause — The CONCESSIONAIRE acknowledges that the tariffs indicated in Annex IV in conjunction with the readjustment and revision rules described below are sufficient as of 27 August 1998 to maintain the economic-financial equilibrium of this Contract.
Third Subclause — The value of the tariffs considered in this Clause shall be readjusted annually in observance of current and future legislation and regulations, 01 (one) year after the “Previous Reference Date”, with this defined in the following way:
I — in the first readjustment, the date of 27 August 1998;
II — in the subsequent readjustments, on the effective date of the last readjustment or revision which has replaced it, pursuant to the terms of this Clause.
Fourth Subclause - The frequency of adjustment described in this Clause may be less than 01 (one) year, in the event that this is permitted by the legislation, in which case the “Previous Reference Date” and the “Reference Period” shall be adjusted to the new stipulated frequency.
Fifth Subclause - For the purposes of tariff readjustment, the revenue of the CONCESSIONAIRE shall be split into two portions:
Portion A: the portion of the revenue corresponding to the following costs: Global Reversion Reserve Quota (RGR); quotas of the Fuel Consumption Account (CCC); values relating to the inspection rate of the public distribution service granted; purchase of electricity as a function of the “Reference Market”, including the amount of energy deriving from distribution of internally-generated energy; contributions to the National System Operator (ONS); financial compensation for the use of water resources for electricity generation purposes, where applicable; charges for connection and use of the electricity transmission and distribution installations; system service charges; Energy Development Account (CDE); quotas of the Program of Incentives for Alternative Electricity Sources (PROINFA); Research and Development (R&D) and Energy Efficiency.
Portion B: the remaining value of the CONCESSIONAIRE’s revenue, excluding PIS/PASEP, COFINS1 and sales tax (ICMS), after deduction of Portion A.
Sixth Subclause - The tariffs approved on the “Previous Reference Date” shall be readjusted in such a way as to recover the Revenue of the CONCESSIONAIRE deriving from the application of the average Tariff Readjustment Index (IRT), defined as follows:

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.

[1]	PIS/PASEP, COFINS – Federal social security taxes on revenues – PIS = Social Integration Program, PASEP = Public Employees’ Welfare Fund, COFINS = Social Security Financing Contribution

SECOND SUPPLEMENTARY CLAUSE TO THE ELECTRICITY DISTRIBUTION CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.
++LOGO++
ANEEL
National Electricity Agency
IRT = [VPA1 + VPB0 x (IVI +/- X)]/RA
Where:
RA: annual retail revenue, wholesale revenue and use of distribution systems, calculated considering the tariffs approved on the “Previous Reference Date” and the “Reference Market”, excluding PIS/PASEP, COFINS and ICMS, termed the “Reference Revenue”;
Annual retail revenue: calculated considering the supply tariffs authorized on the “Previous Reference Date” and the consumption of electricity and demand for power billed to captive clients, excluding PIS/PASEP, COFINS and ICMS, and not considering revenues deriving from overshooting of active or reactive power.
Annual wholesale revenue: calculated considering the wholesale tariffs authorized on the “Previous Reference Date” and the consumption of electricity and demand for power billed from other distribution concessionaires, licensees and authorised parties, excluding PIS/PASEP, COFINS and ICMS, and not considering revenues deriving from overshooting.
Annual revenue from the use of distribution systems: calculated considering tariffs for use of the distribution systems authorized on the “Previous Reference Date” and the consumption of electricity and demand for power billed in relation to free clients, autonomous producers, other distribution concessionaires, licensees, authorized parties and generators connected to the distribution system, excluding PIS/PASEP, COFINS and ICMS, and not considering revenues deriving from overshooting.
Reference market: composed of the quantities of electricity and power demand invoiced in servicing captive consumers, free consumers, autonomous producers, other distribution concessionaires, licensees and authorized parties, as well as for the quantities of electricity and power contracted for the use of distribution and transmission systems by generators, during the reference period;
Reference period: 12 (twelve) months prior to the month of readjustment in question;
IVI: index number obtained by the division of the IGPM indices of the Getúlio Vargas Foundation, or any index which replaces it, for the month prior to the readjustment in question and that of the month prior to the “Previous Reference Date”. In the event that there is no replacement index, ANEEL shall establish a new index to be adopted;
X: value established by ANEEL, pursuant to the Eighth Subclause of this Clause, to be subtracted from or added to the IVI;
Electrical Losses in the Distribution System: treatment to be established for electrical losses at the time of the periodic tariff revision.
Purchased Electricity: volume of electrical energy and power acquired for retail supply to captive consumers and wholesale supply to other distributors during the reference period, plus: (i) electricity losses in the distribution system, which are divided into technical and commercial losses; and, where applicable, (ii) losses associated with transport from Itaipu and losses in the Basic Network.

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.

SECOND SUPPLEMENTARY CLAUSE TO THE ELECTRICITY DISTRIBUTION CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.
++LOGO++
ANEEL
National Electricity Agency
VPA0: Value of “Portion A”, considering the conditions in effect on the “Previous Reference Date” and the “Reference Market”, calculated in the following way:
(i) For purchased electricity: the amount of Purchased Electricity valued at the average passthrough price considered in the adjustment or previous revision;
(ii) For the use of the transmission and/or distribution systems: the amounts of power demand contracted in the reference period, valued at the respective tariffs considered in the readjustment or in the previous revision;
(iii) For the other items of “Portion A”: values considered in the readjustment or in the previous revision;
VPB0: Value of “Portion B” considering the conditions in effect on the “Previous Reference Date” and the “Reference Market”, calculated in the following way:
VPB0 = RA – VPA0
VPA1: Value of “Portion A”, considering the conditions in effect on the readjustment date in question and the “Reference Market”, calculated in the following way:
(i) For electricity purchased via contracts signed prior to Law No. 10848/2004: the passthrough price for each contract in effect on the readjustment date in question shall be applied to the amount of electricity for each contract, verified during the reference period, limited to the amount of electricity which can be supplied for the same contract during the following 12 (twelve) months;
(ii) For electricity purchased via contracts signed supplement to Law No. 10848/2004: the passthrough price for the electricity purchase contracts considered in the initial section of Art. 36 of Decree No. 5163 of 2004, authorized by ANEEL until the readjustment date in question, weighted by the respective volumes contracted for delivery during the following 12 (twelve) months, applied to the amount of Purchased Electricity, subtracting the amounts described in the previous item (i);
(iii) For the use of transmission and/or distribution systems: amounts of power demand contracted during the reference period, valued at the respective tariffs in effect on the readjustment date in question; and
(iv) for the other items of “Portion A”: values in effect on the readjustment date in question.
Seventh Subclause – ANEEL, pursuant to the schedule provided in this Subclause shall carry out the revisions of the tariff values applicable to the provision of the electricity services, adjusting these upwards or downwards, considering the alterations in the cost and market structure of the CONCESSIONAIRE, tariff levels observed in similar companies in a national and international context, efficiency incentives and the affordability of tariffs. These revisions shall obey the following schedule: the first revision shall be carried out one year after the fourth annual readjustment granted, pursuant to the Third Subclause of this Clause; following this first revision, the subsequent ones shall be carried out every 4 (four) years.
Eighth Subclause - In the tariff revision process, established in the previous Subclause, ANEEL shall establish the values of X which shall be subtracted or added to the change in the IVI or its replacement, in the subsequent annual revisions, as described in the Sixth Subclause of this Clause. For the first 4 (four) annual readjustments, the value of X shall be zero.

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.

SECOND SUPPLEMENTARY CLAUSE TO THE ELECTRICITY DISTRIBUTION CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.
++LOGO++
ANEEL
National Electricity Agency
Ninth Subclause – ANEEL may, at any time, carry out revision of the tariffs, aiming to maintain the economic-financial equilibrium of this Contract, without prejudice to the readjustments and revisions to which the previous Subclauses of this Clause refer, if there are significant changes in the CONCESSIONAIRE’s costs, including modifications in electricity purchase costs and charges for the connection and use of the electricity transmission and distribution installations which may be approved by ANEEL during the period, at the duly-documented request of the concessionaire.
Tenth Subclause — In compliance with the provisions of § 3 of Art. 9 of Law No. 8987 of 1995, without prejudice to income tax, the creation, alteration or extinction of any taxes or legal charges, after the signing of this Contract, shall entail an upward or downward revision of the tariffs, as per the case, when the impact of the same has been proven.
Eleventh Subclause — In the event that after the “Previous Reference Date” tariff revisions established in the previous Subclause effected arising from the modification of taxes or charges other than those appearing in “Portion A” at the time of the readjustment established in the Sixth Subclause, after the application of the IRT the tariffs shall be altered upwards or downwards by the same percentages as these revisions.
Twelfth Subclause — In the event that any of its consumers becomes an autonomous producer or becomes supplied by another energy supplier, the CONCESSIONAIRE may charge the specific tariffs established by ANEEL for the use of its installations, which shall be set in such a way as to guarantee equivalence in the values of the portions of its retail supply tariffs, corresponding to the installations involved in the transport of energy and to the charges and compensations for responsibility for the consumption segment, as established by law.
Thirteenth Subclause - The tariffs for use of the distribution systems shall be readjusted pursuant to a specific parametric formula, considering their respective cost components.
Fourteenth Subclause — Tariffs for use of distribution systems applied to free consumers and those applied to captive consumers shall observe equal treatment, including with regard to the charges and compensating items which they contain.
Fifteenth Subclause - The CONCESSIONAIRE is prohibited on any grounds from charging electricity consumers amounts above those authorized by ANEEL.
Sixteenth Subclause — The CONCESSIONAIRE undertakes to obtain the electricity required by its consumers at the lowest effective cost from among the available alternatives. In applying the readjustments and revisions established in this Clause, the limits for passthrough to tariffs of freely-negotiated prices for the acquisition of electricity shall be observed, pursuant to the provisions of ANEEL and current legislation.
Seventeenth Subclause - If there is a unilateral alteration to the Concession Contract which affects its initial economic-financial equilibrium that is duly proven by the CONCESSIONAIRE, ANEEL shall be obliged to adopt the measures necessary for reestablishing this, with effect from the date of the alteration.

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.

SECOND SUPPLEMENTARY CLAUSE TO THE ELECTRICITY DISTRIBUTION CONCESSION CONTRACT No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.
++LOGO++
ANEEL
National Electricity Agency
THIRD CLAUSE – RATIFIED PROVISIONS
All of the other clauses and conditions of the Electricity Distribution Concession Contract No. 187/1998-ANEEL, signed on 27 August 1998, are hereby ratified, with those not expressly amended by this Supplementary Clause remaining valid and unchanged.
FOURTH CLAUSE — GENERAL PROVISIONS
The alterations made in this supplementary clause shall be implemented at the time of the first readjustment or tariff revision subsequent to the signing of the same.
And having so agreed, the parties ordered this instrument to be drawn up in 4 (four) copies of equal content and form, signed by the representatives of ANEEL, and the CONCESSIONAIRE, together with the witnesses identified below, for the due legal purposes
Brasilia — 12 July 2005.
FOR ANEEL:

/s/ Jerson Kelman JERSON KELMAN
General Director
FOR ELEKTRO – ELETRICIDADE E SERVIÇOS S.A.:

/s/ Orlando R. González	/s/ Luiz Sérgio Assad

ORLANDO R. GONZÁLEZ	LUIZ SÉRGIO ASSAD
Chairman and Director	Director of Regulatory Affairs
FOR THE CONTROLLING SHAREHOLDER:

/s/ João Carlos Ribeiro De Albuquerque JOÃO CARLOS RIBEIRO DE ALBUQUERQUE
Director
WITNESSES:

/s/ Luiz Henrique Delbuque Baccaro	/s/ Jandir Amorim Nascimento

Name: LUIZ HENRIQUE DELBUQUE BACCARO	Name: JANDIR AMORIM NASCIMENTO
RG: 5.885.831	RG: 122.423.516/60
CPF: 774.801.048-04	CPF: 057.353.601-59

++STAMP++ ATTORNEY GENERAL’S OFFICE/ANEEL APPROVED	++SUNDRY INITIALLING ++	++CIRCULAR STAMP++ ELEKTRO LEGAL DEPT.
/s/ Humberto Cunha dos Santos
Humberto Cunha dos Santos
Federal Attorney General/ANEEL
SIAPE Reg. No. 1357602